UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

November 18, 2003
Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
(Address of principal executive offices, including zip code)

(412) 762-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits

(c) The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

Item 12.	Disclosure of Results of Operations and Financial Condition

On November 18, 2003, William S. Demchak, vice chairman and chief financial officer of The PNC Financial Services Group, Inc. (the “Corporation”), gave a presentation at the Merrill Lynch Banking & Financial Services Investor Conference in New York, New York. This presentation was accompanied by a series of electronic slides that included information pertaining to interest rate risk management along with financial and business performance and strategies. A copy of these slides and related material is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date:	November 19, 2003	By:	/s/ Samuel R. Patterson Samuel R. Patterson Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Slide presentation and related material for Merrill Lynch Banking & Financial Services Investor Conference in New York, New York.	Furnished Herewith